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                                                                   EXHIBIT 10.05

                                UNICA CORPORATION

                             STOCK OPTION AGREEMENT

1. Grant of Option. Unica Corporation, a Massachusetts corporation (the "Company"), hereby grants to _______________ (the "Optionee"), an option, pursuant to the Company's Amended and Restated 1993 Stock Option Plan (the "Plan"), to purchase an aggregate of __________ shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company at a price of $_____ per share, purchasable as set forth in and subject to the terms and conditions of this Agreement and the Plan.

2.       Exercise of Option and Provisions for Termination.

         a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the _____ anniversary date of the date of grant (hereinafter the "Expiration Date"), on a cumulative basis as described below, in installments as to not more than the number of shares and during the respective installment periods set forth below:

                     Total Number of Shares
Exercise Period            Exercisable
---------------            -----------

                  The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased, at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time after the Expiration Date.

         b) Exercise Procedure. Subject to the conditions set forth in the Agreement, this option shall be exercised by the Optionee's delivery of written notice of exercise to the Treasurer of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 3. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share. In connection with any such exercise, the Company may require Optionee to make an election pursuant to Section 83(b) of the Internal Revenue Code.

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         c)       Continuous Service Required. Except as otherwise provided in this Section 2, this option may not be exercised unless ninety
                  (90) days prior to exercising this option, the Optionee was and has been at all times since that date of grant of this option, a consultant, director, adviser or employee of the Company.

         d) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date, while he or she is a consultant, adviser, director and/or employee of the Company this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date) by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable by the Optionee only to the extent it was exercisable on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee, or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

3. Payment of Purchase Price.

         a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, or, if approved by Company in its sole discretion, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, or by any combination of such methods of payment.

         b) Valuation of Shares Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company's Common Stock which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company. The Company shall promptly notify the Optionee of the Board's determination of fair market value and the Optionee shall notify the Company within ten (10) days whether he accepts such valuation, in which case such valuation shall be the "Fair Market Value" hereunder, or chooses to invoke the appraisal process set forth in this Section 3(b). During the ten (10) day period following the Optionee's notice, each of the Company and the Optionee shall choose an appraiser and the two appraisers shall select a third appraiser, or if they are unable to agree on a third appraiser, then the appraisers shall request the American Arbitration Association to appoint a qualified appraiser, and the appointment by the American Arbitration Association shall be binding on the parties. All appraisers selected hereunder shall be disinterested parties who are experienced in the appraisal of closely held businesses and businesses engaged in activities similar to those conducted by the

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                  Company. The appraisers shall value the Company as a going concern. The appraisers shall be directed to issue a written report describing the method of valuation in reasonable detail, and to produce such valuation in thirty (30) days from the date on which he or she obtains from the Company what he or she deems to be sufficient data from which to make the appraisal, but in no event later than forty-five (45) days after the appointment of the appraisers, unless a longer period is agreed to in writing by the Company and the Optionee. The average of the two closest appraised values shall be the "Fair Market Value" per share which shall be conclusive and binding on the parties. The costs of the appraisal shall be borne equally by the parties unless the Company's initial determination of fair market value is less than the appraised fair market value by ten (10%) percent or more, in which case, the Company shall bear the costs of the appraisal.

         c) Delivery of Shares Tendered in Payment of Purchase Price. If the Company permits the Optionee to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

4. Delivery of Shares. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon the exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5.       Non-transferability of Option. Except as provided in paragraph (d) of section 2, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process.

6. No Special Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue its relationship with the Optionee for the period within which this option may be exercised.

7. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until such

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         option is properly exercised in accordance with section 2(b). Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights until such option is properly exercised.

8. Stockholders Agreement. The Optionee agrees that upon the exercise of this option, the Optionee will enter into a certain Stockholders Agreement dated as of November 24, 1999 by and among the Company and the other parties named therein, as the same may be amended (the "Stockholders Agreement"), by executing a Joinder Agreement in substantially the form attached thereto. Notwithstanding anything to the contrary, the rights of the Company set forth under Section 9 of this Agreement shall take precedence over any rights set forth in
         Section 2 of the Stockholders Agreement. A copy of the Stockholders Agreement will be provided to the Optionee at the time this option is exercised or, at the request of the Optionee, prior to such exercise.

9. Restrictions on Transfer. The Optionee or his respective agent, representative, executor, administrator or other legal representative shall not Transfer any of the shares of Common Stock of the Company resulting from the exercise of this option ("Shares"), except as specifically provided in this Section 9. These restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. For purposes of this Agreement, "Transfer" shall mean any voluntary or involuntary disposition including but not limited to any sale, exchange, assignment, pledge or grant of a security interest.

         a) Company's Right of First Refusal. If at any time during the period when the Optionee is serving as a consultant, adviser, director or an employee of the Company desires to sell any of the Shares pursuant to a bona fide third party offer, then the Optionee shall first offer those Shares to the Company by delivering written notice to the Treasurer of the Company, informing the Company of his intent to sell, which notice shall be accompanied by a copy of the offer received and the name and address of the offeror. The Company shall have the right to purchase any or all of such Shares at the lesser of the price per share contained in such third party offer or the Fair Market Value per share. In the event that the Company has not exercised its purchase option within thirty (30) days after its receipt of the Optionee's notice of intent to sell by sending written notice of its intention to purchase some or all of such Shares to the Optionee, then the Optionee may sell such Shares to such third party, provided, however, that such sale may be made only if it is made strictly in accordance with the terms of the bona fide third party offer and further provided that it is completed within thirty (30) days after the expiration of the Company's purchase option. If such sale is not so completed in accordance with the terms of the preceding sentence, then the Shares shall again become subject to all of the terms of this paragraph. As a condition precedent to the validity and completion of any such sale to a third party, the purchaser shall be required to execute a stockholders agreement containing such restrictions on transfer and required resale provisions as are

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                  contained in this Section 9, including the repurchase option in favor of the Company.

         b) Company's Right of Repurchase.

                  (i) Right of Repurchase. The Company shall have the assignable right (the "Repurchase Right") to repurchase all of the Shares held by the Optionee (or his legal representative), upon the occurrence of any of the events specified in Section 9(b)(ii) below (the "Repurchase Event"). The Repurchase Right may be exercised by the Company for a period of ninety (90) days after the date the Company receives notice of or otherwise becomes aware of such event (the "Repurchase Period") at a price per share equal to
                           (i) in the case of an event specified in Section 9(b)(ii)(A) or (B) below, the greater of the Fair Market Value and the average purchase price paid for such Shares by the Optionee, and (ii) in the case of an event specified in Section 9(b)(ii)(C), the greater of fifty (50%) percent of the Fair Market Value and the average purchase price paid for such Shares by the Optionee.

                  (ii) Company's Right to Exercise Repurchase Right. The Company or its assignee shall have the Repurchase Right in the event that any of the following events shall occur:

                                    (A)     The Optionee is or becomes
                                            Financially Impaired (as defined in
                                            Section 9(d) hereof);

                                    (B)     Within one (1) year after the
                                            Optionee ceases to serve the Company
                                            in the capacity of a consultant,
                                            advisor, director or employee, the
                                            Optionee provides such services to
                                            any entity which competes directly
                                            with the business being conducted by
                                            the Company at the time the Optionee
                                            ceases providing such services to
                                            the Company; or

                                    (C)     The termination of the Optionee with
                                            respect to his service to the
                                            Company as a consultant, adviser,
                                            director or employee, as the case
                                            may be, for Cause, (as defined in
                                            Section 9(e) hereof).

         c) Determination of Fair Market Value. At the time the Company elects to exercise its right to purchase shares, the Company shall promptly notify the Optionee of the Board's determination of fair market value. The Optionee may then choose to invoke the additional arbitration and notice provisions as set forth in Section 3(b) contained herein. In the case of any Shares purchased by the Optionee (or his legal representative) pursuant to Section 2(d) hereof during the relevant one (1) year period, the rights granted to the Company hereunder shall, with respect to

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                  such Shares, run for the 180 day period beginning on the date such Shares are purchased.

         d) Definition of Financially Impaired. "Financially Impaired" means (i) the filing of a voluntary or involuntary proceeding in bankruptcy or receivership in a court of competent jurisdiction or appointment of a trustee or receiver as a result of a proceeding in a court of competent jurisdiction and the continuance of such proceeding for a period of ninety
                  (90) days without dismissal, or (ii) the entry into any arrangement, composition or reorganization for the benefit of creditors.

         e) Definition of Cause. "Cause" means (i) the Optionee's failure to actively participate in the normal operations of the Company's advisory board if the Optionee is a member thereof, and/or failure to perform in any material respect in accordance with any material provision of any consulting, advising or employment agreement entered into between the Optionee and the Company, which remains uncured to the reasonable satisfaction of the Company within twenty (20) days after the Company's delivery to the Optionee of written notice of such failure, setting forth the details with reasonable specificity, (ii) the Optionee's breach of any of the material terms or conditions contained in any confidentiality or noncompetition agreement entered into for the benefit of the Company, (iii) the Optionee's gross dereliction of duty, which remains uncured to the reasonable satisfaction of the Company within twenty (20) days after the Company's delivery to the Optionee of written notice of such dereliction, setting forth the details with reasonable specificity or (iv) the Optionee's commission of intentional misconduct or a knowing violation of law if such act in either event results in material injury to the Company. A termination of the Optionee's relationship with the Company as a consultant, advisor, director or employee shall be "without Cause" as follows: (i) if, at any time, the Company terminates the Optionee's services as a consultant, advisor, director or employee for any reason other than those specified in the definition of "Cause" above, or (ii) if the Optionee resigned his duties as a consultant, advisor, director or employee, because the Company requires the Optionee to relocate more than 100 miles from the office from which the Optionee is required to perform the majority of his/her employment responsibilities immediately prior to his/her resignation, or (iii) the Optionee's resignation.

         f) Payment for Shares. The payment for Shares purchased hereunder by the Company from the Optionee shall be made either in cash or by a promissory note, in a form reasonably acceptable to the Optionee, providing for payment over a period of not greater than five years and containing an interest rate equal to the Base Rate charged by BankBoston N.A. Any purchase of Shares by the Company shall take place at a "Closing" to be held as soon as practicable, but no later than thirty (30) days after the date the Company notifies the Optionee that it is exercising its right under paragraph (a) or (b) above, as the case may be. At the Closing, the Optionee (or his legal representative) shall deliver to the Company

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                  certificates for the Shares to be purchased, duly endorsed in blank and the Company shall make payment for such Shares as provided above.

         g) Legend. All Shares shall be endorsed with the following legend at the time of issuance:

                  "This certificate and the shares represented hereby are subject to restrictions on transfer as set forth in a certain Stock Option Agreement. No sale, transfer, assignment or other disposition of this certificate or the shares represented hereby shall be valid unless made in accordance with the terms and conditions of such Agreement, a copy of which is on file and is available for examination at the principal office of the Company."

         h) Expiration of Restrictions on Transfer. The restrictions contained in this Section 9 shall terminate at the time of either (i) a distribution to the public of shares of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or any successor statute in an amount exceeding $2 million dollars, (ii) a vote of the stockholders of the Company approving the transfer or sale of all, or substantially all, of the assets of the Company to another entity or a merger or consolidation of the Company with another entity where such entity is the surviving entity or (iii) the transfer of more than 50% of the outstanding voting stock of the Company in a single transaction or related series of transactions.

10. Recapitalization. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares to which this option shall be exercisable. Such adjustment to this option shall be made without change in the total price applicable to the unexercised portion of this option, and a corresponding adjustment in the option price per share shall be made.

11. Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation (other than any merger or consolidation in which the holders of the capital stock of the Company immediately prior to such transaction entitled to vote for the election of directors hold a majority of the capital stock entitled to vote for the election of directors of the surviving or resulting corporation or other entity), or in case all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting stock of the Company is acquired by any other corporation, person or entity, or in case of a liquidation of the Company (each a "Reorganization Event"), then, prior to the Expiration Date or termination of this option, and within twelve (12) months following such Reorganization Event, if the Optionee is terminated without Cause, as defined in Section 9(e), or the Optionee resigns his/her position for Good Reason, as defined in this Section 11 below, then all installments of

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         this option set forth in Section 2 which would have become vested and exercisable within the twelve (12) months following such Reorganization Event shall become immediately vested and exercisable. For the purposes of this Section 11 only, "Good Reason" shall mean (i) a requirement of the Optionee to relocate more than 100 miles from the office from which the Optionee is required to perform the majority of his/her employment responsibilities immediately prior to the Reorganization Event, or (ii) a reduction in base salary (exclusive of bonuses and/or commissions, vacation pay, leave pay, 401k contributions, stock options, insurance benefits, fringe benefits or any other employee benefit).

12. Withholding Taxes. The Company's obligation to deliver Shares shall be subject to the Optionee's satisfaction of all applicable contractual or legal tax obligations, including without limitation, federal, state and local income and employment tax withholding requirements.

13.      Investment Representations.

         The Optionee represents, warrants and covenants that:

         a) Any Shares purchased hereunder shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of any laws or regulations, including but not limited to the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

         b) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

         c) The Optionee is able to bear the economic risk of holding the Shares for any required holding periods.

14.      Miscellaneous.

         a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

         b) Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by Federal Express or similar overnight courier or by registered or certified mail, postage prepaid, addressed in any event to the parties at their respective addresses set forth beneath their names below, or to such other address of which the parties have given notice in accordance with this
                  Section 14(b). Such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally, (ii) three (3)

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                  business days after being deposited with the U.S. Post Office, if sent by registered or certified mail, unless the receipt for delivery states a different date or (iii) on the next business day, if sent by Federal Express or similar overnight courier, unless the receipt for delivery states a different date.

         c) This option shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, USA.

         d) By acceptance of this option the Optionee agrees to the terms and conditions hereof.

         e) Unica certifies and represents that the Amended and Restated 1993 Stock Option Plan dated May 8, 1997, as amended, is the current and effective version of the Stock Option Plan.

Date of Grant:                                UNICA CORPORATION

                                              By: ______________________________
Accepted and Agreed:                          Title:
                                              Address:

________________________________
Optionee
Address

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